UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 7, 2007

GPS INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State of Incorporation)

000-30104	88-0350120
(Commission File Number)	(I.R.S. Employer Identification No.)

5500 - 152nd Street, #214, Surrey, BC Canada	V3S 5J9
(Address of Principal Executive Offices)	(Zip Code)

(604) 576-7442
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 7, 2007,GPS Industries, Inc (the "Company") and Uplink Corporation (“Seller”) entered into an Asset Purchase Agreement (the "Purchase Agreement") pursuant to which the Company agreed to purchase all of the assets of Seller and assume certain of Seller’s liabilities as described in the Purchase Agreement. The purchase price consists of the payment of $1,200,000 in cash (to be used to satisfy certain of Seller’s obligations), the issuance of 129,166,667 shares (the “GPS Shares”) of the Company’s Common Stock (which will be deposited in escrow in connection with the Seller’s indemnity obligations under the Purchase Agreement) and the assumption of Seller’s bank debt (not to exceed $1,300,000). Under the Purchase Agreement, the Company has the right to repurchase up to 34% of the GPS Shares and subject to the exercise of such right, the Seller has certain put rights with respect to a portion of the GPS Shares. Also, if the Company exercises its repurchase rights, the Seller is to receive warrants to purchase additional shares of the Company’s Common Stock. Closing of the transaction is subject to certain conditions precedent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 12th day of September 2007.	By:	/s/ Robert C. Silzer, Sr.
Robert C. Silzer, Sr. Chief Executive Officer